Exhibit 3.2

Form of Amended and Restated

Memorandum and

Articles of Association

COMPANIES (JERSEY) LAW 1991

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

DPC Holdings plc

a no par value public limited company

Company number: 130424

Incorporated the 29 th day of November 2019

COMPANIES (JERSEY) LAW 1991 (the “Law”)

MEMORANDUM OF ASSOCIATION

OF

DPC Holdings plc

(the “Company”)

a no par value public limited company

1.	INTERPRETATION

Words and expressions contained in this Memorandum of Association have the same meanings as in the Law.

2.	COMPANY NAME

The name of the Company is DPC Holdings plc.

3.	TYPE OF COMPANY

3.1	The Company is a public company.

3.2	The Company is a no par value company.

4.	NUMBER OF SHARES

There shall be no limit on the number of shares of any class which may be issued by the Company.

5.	LIABILITY OF MEMBERS

The liability of a member arising from the holding of a share in the Company is limited to the amount (if any) unpaid on it.

COMPANIES (JERSEY) LAW 1991

ARTICLES OF ASSOCIATION

OF

DPC Holdings plc

a no par value public limited company

CONTENTS

1.	INTERPRETATION	1
2.	SHARE CAPITAL	4
3.	STATED CAPITAL ACCOUNTS	8
4.	ALTERATION OF SHARE CAPITAL	8
5.	VARIATION OF RIGHTS	11
6.	REGISTER OF MEMBERS	11
7.	SHARE CERTIFICATES and uncertificated shares	11
8.	CALLS ON SHARES	12
9.	LIEN	13
10.	FORFEITURE OF SHARES	14
11.	TRANSFER OF SHARES	15
12.	TRANSMISSION OF SHARES	17
13.	GENERAL MEETINGS	18
14.	CLASS MEETINGS	24
15.	NOTICE OF GENERAL MEETINGS	24
16.	PROCEEDINGS AT GENERAL MEETINGS	24
17.	VOTING	27
18.	VOTES OF MEMBERS	28
19.	CORPORATE MEMBERS	30
20.	DIRECTORS	30
21.	APPOINTMENT OF DIRECTORS	31
22.	POWERS OF DIRECTORS	33
23.	DELEGATION OF DIRECTORS’ POWERS	34
24.	DIRECTORS’ INTERESTS	34

i

25.	PROCEEDINGS OF DIRECTORS	36
26.	EQUITY INCENTIVE PLAN	37
27.	MINUTE BOOK	37
28.	SECRETARY	37
29.	THE SEAL	38
30.	AUTHENTICATION OF DOCUMENTS	38
31.	DIVIDENDS	39
32.	CAPITALISATION OF PROFITS	40
33.	ACCOUNTS	41
34.	NOTICES	42
35.	WINDING UP	43
36.	INDEMNITY	44
37.	RECORD TIME	44
38.	JURISDICTION	44

ii

COMPANIES (JERSEY) LAW 1991

ARTICLES OF ASSOCIATION

OF

DPC Holdings plc

a no par value public limited company

1.	INTERPRETATION

1.1	In these Articles, unless inconsistent with the subject or the context, the following words and expressions shall have the meanings respectively assigned to them below:

1.1.1	“Annual General Meeting” means an annual General Meeting of the Company;

1.1.2	“Applicable Law” means the laws, rules and regulations applicable to the Company, including the Companies Law, the Securities Act, the Exchange Act, the listing rules of the Designated Stock Exchange and FINRA Rules (as defined in these Articles);

1.1.3	these “Articles” means these Articles of Association in their present form or as amended from time to time;

1.1.4	“Auditors” means the auditors of the Company appointed pursuant to these Articles;

1.1.5	“Board” means the board of Directors of the Company;

1.1.6	“Clear Days” means in relation to the period of a notice, that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect;

1.1.7	“Companies Law” means the Companies (Jersey) Law 1991 and any subordinate legislation from time to time, including any statutory modifications or re-enactments for the time being in force;

1.1.8	“Company” means DPC Holdings plc;

1.1.9	“Designated Stock Exchange” means the United States New York Stock Exchange;

1.1.10	“Directors” means the directors of the Company for the time being;

1.1.11	“Equity Incentive Plan” means the DPC Holdings Limited 2026 Equity Incentive Plan and the DPC Holdings Limited 2026 Equity Incentive Plan UK Sub-Plan;

1.1.12	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules promulgated by the SEC thereunder;

1.1.13	“Exemption Order” means the Companies (Transfers of Shares – Exemptions) (Jersey) Order 2014;

1.1.14	“FINRA Rules” means the rules set out by the Financial Industry Regulatory Authority in the United States;

1.1.15	“General Meeting” means a general meeting of the Company, including any general meeting held as the Company’s Annual General Meeting and whether held as a physical General Meeting, an electronic General Meeting or as a combined physical and electronic General Meeting;

1.1.16	“General Meeting Chair” has the meaning given to it in Article 16.1;

1.1.17	“Holder” means, in relation to shares, the member whose name is entered in the Register as the holder of the shares;

1.1.18	“Jersey” means the Bailiwick of Jersey;

1.1.19	“member” means a person whose name is entered in the Register as the holder of shares in the Company;

1.1.20	“Memorandum of Association” means the Memorandum of Association of this Company in their present form or as amended from time to time;

1.1.21	“month” means calendar month;

1.1.22	“notice” means a notice in writing unless otherwise specifically stated;

1.1.23	“Office” means the registered office of the Company;

1.1.24	“officer” includes a manager and the Secretary, but shall not include an auditor or a liquidator;

1.1.25	“Ordinary Resolution” means a resolution passed by a simple majority of the votes cast by those members who are entitled to vote in respect of such resolution at the relevant members’ meeting;

1.1.26	“paid up” means, in relation to a share, that the agreed issue price for a share has been fully paid or credited as paid in money or money’s worth;

1.1.27	“persons” includes associations and bodies of persons, whether corporate or unincorporate;

1.1.28	“present” means for the purposes of a physical General Meeting, present at a physical place of meeting or, for the purposes of a combined physical and electronic General Meeting, either present at a physical place of meeting or present by attending via an electronic platform or for the purposes of an electronic General Meeting, attending via an electronic platform;

1.1.29	“Procedural Resolution” means a resolution at a members’ meeting which, in the opinion of the General Meeting Chair, is of a procedural nature (including a resolution to elect a General Meeting Chair at the meeting, a resolution to withdraw a resolution, a resolution to adjourn the meeting or a resolution to correct an obvious error in a Substantive Resolution);

1.1.30	“Proposing Person” means:

(a)	the member or Requisitioning Members of record providing the notice of Director Nomination(s) or other business proposed to be brought before a General Meeting; and

(b)	the beneficial owner(s), if different, on whose behalf the Director Nomination(s) or other business proposed to be brought before a General Meeting is made.

1.1.31	“Record Time” has the meaning given in Article 37.1;

1.1.32	“Register” means the register of members required to be kept pursuant to Article 41 of the Companies Law;

1.1.33	“Requisitioning Members” has the meaning given in Article 13.3.1;

1.1.34	“Seal” means the common seal of the Company;

1.1.35	“SEC” means the United States Securities and Exchange Commission;

1.1.36	“Secretary” means any person appointed to perform any of the duties of secretary of the Company (including an assistant or deputy secretary) and in the event of two or more persons being appointed as joint secretaries any one or more of the persons so appointed;

1.1.37	“Securities Act” means the United States Securities Act of 1933, as amended, and the rules promulgated by the SEC thereunder;

1.1.38	“Securities Seal” means an official seal kept by the Company by virtue of Article 24 of the Companies Law;

1.1.39	“Share Reserve” has the meaning given to it in the Equity Incentive Plan;

1.1.40	“Solicitation Statement” has the meaning given to it in Article 13.3.3(e);

1.1.41	“Special Resolution” means a resolution passed by a majority of not less than 66.67 per cent. of the votes cast by those members entitled to vote in respect of such resolution at the relevant members’ meeting;

1.1.42	“Statement of Rights” has the meaning given to it in Article 2.3.2;

1.1.43	“Substantive Resolution” means any resolution at a members’ meeting, other than a Procedural Resolution;

1.1.44	“Synthetic Equity Interest” means any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly:

(a)	give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of the Company, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any shares of any class or series of the Company;

(b)	mitigate loss to, reduce the economic risk of, or manage the risk of share price changes for, any person or entity with respect to any shares of any class or series of the Company;

(c)	otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of the Company; or

(d)	increase or decrease the voting power of any person or entity with respect to any shares of any class or series of the Company; and

1.1.45	“Timely Notice” has the meaning given to it in Article 13.3.2.

1.2	Save as defined in these Articles and unless the context otherwise requires, words or expressions contained in these Articles shall bear the same meaning as in the Companies Law.

1.3	The regulations constituting the Standard Table prescribed pursuant to the Companies Law shall not apply to the Company and are expressly excluded in their entirety.

1.4	In these Articles, unless the context or the Companies Law otherwise requires:

1.4.1	words and expressions which are cognate to those defined in Article 1.1 shall be construed accordingly;

1.4.2	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

1.4.3	words importing the singular number only shall be construed as including the plural number and vice versa;

1.4.4	words importing one gender only shall be construed as including each other gender;

1.4.5	the word “dividend” has the meaning ascribed to the word “distribution” in Article 114 of the Companies Law;

1.4.6	the expression “members’ meeting” (and similar terms) shall include both a General Meeting and a meeting of the holders of any class of shares of the Company;

1.4.7	the expression “signed” includes a signature or representation of a signature affixed by mechanical or other means or any other means of signifying agreement permitted by law and where a document is to be signed by a company, an association or a body of persons, the word “signed” shall be construed as including the signature of a duly authorised representative on its behalf as well as any other means by which it would normally execute the document;

1.4.8	the expression “chair” or “co-chair” shall mean the chair or co-chairs, as applicable, of the Board;

1.4.9	the expression “in writing” includes written, printed, telexed, electronically transmitted or represented or reproduced by any other mode of representing or reproducing words in a visible form;

1.4.10	references to enactments are to such enactments as are from time to time modified, re-enacted or consolidated and shall include any enactment made in substitution for an enactment that is repealed;

1.4.11	references to a numbered Article are to the Article so numbered of these Articles; and

1.4.12	a Special Resolution shall be effective for any purpose for which an Ordinary Resolution is expressed to be required under any provision of these Articles.

1.5	The clause and paragraph headings in these Articles are for convenience only and shall not be taken into account in the construction or interpretation of these Articles.

2.	SHARE CAPITAL

2.1	Share capital

The shares of the Company shall have the rights and be subject to the conditions contained in these Articles and, to the extent applicable, in the Statement of Rights relating to preferred shares of any class. No share issued by the Company shall have a nominal value.

2.2	Rights attaching to ordinary shares

Subject to Applicable Law and the provisions of these Articles, the rights attaching to ordinary shares are as follows:

2.2.1	As regards income – Each ordinary share confers on the holder the right to receive such profits of the Company available for distribution as the Board may declare, following any payment to the members holding shares of any other class other than ordinary shares of any amount then payable in accordance with the relevant Statement of Rights or other terms of issue of that class.

2.2.2	As regards capital – If the Company is wound up, the holder of an ordinary share is entitled, following payment to the members holding shares of any other class other than ordinary shares of all amounts then payable to them in accordance with the relevant Statement of Rights or other terms of issue of that class, to repayment of the stated amount of the capital paid up and any surplus assets of the Company then remaining which shall be distributed pari passu among the holders of the ordinary shares in proportion to the amounts paid up.

2.2.3	As regards voting – At any General Meeting of the Company and any separate class meeting of the holders of ordinary shares, every person who was a holder of ordinary shares at the Record Time and who is present at such meeting has one vote for every ordinary share of which such person was the holder as of the Record Time.

2.2.4	As regards redemption – The ordinary shares are not redeemable, unless issued as redeemable or converted into redeemable ordinary shares pursuant to Article 2.5.

2.3	Rights attaching to preferred shares

2.3.1	The Board is authorised to issue the preferred shares in one or more series or classes and determine, from time to time before issuance, the number of shares to be included in any such series or class and the designation, powers, preferences, rights and qualifications, limitations or restrictions of such series or class.

2.3.2	The authority of the Board with respect to each such series or class will include, without limiting the generality of this Article 2.3, the determination of any or all of the following, which shall be set out in a statement of rights in respect of each series or class of preferred shares (the “Statement of Rights”), all as may be determined from time to time by the Board and as may be permitted by Applicable Law:

(a)	the series or class to which each preferred share shall belong, such series or class to be designated with a series or class number and, if the Board so determines, title;

(b)	details of any dividends payable in respect of the relevant series or class, if any, including whether such dividends will be cumulative or noncumulative, the dividend rate of such series or class, and the dates and preferences of dividends on such series or class;

(c)	details of rights attaching to shares of the relevant series or class to receive a return of capital on a winding up of the Company;

(d)	details of the voting rights attaching to shares of the relevant series or class (which may provide, without limitation, that each preferred share shall have more than one vote on a poll at any General Meeting);

(e)	a statement as to whether shares of the relevant series or class are redeemable (either at the option of the holder and/or the Company) and, if so, on what terms such shares are redeemable (including, without limitation, and only if so determined by the Board, the amount for which such shares shall be redeemed (or a method or formula for determining the same) and the date on which they shall be redeemed);

(f)	a statement as to whether shares of the relevant series or class are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares, or any other security, of the Company or any other person (in each case, either at the option of the holder and/or the Company) and, if so, on what rates or terms such shares are convertible or exchangeable;

(g)	any other designations, powers, preferences and relative, participating, optional or other rights, obligations and restrictions, if any, attaching to preferred shares of any class or series as the Board may determine in its discretion; and/or

(h)	the price at which shares of the relevant series or class shall be issued.

2.3.3	Once a Statement of Rights has been adopted for a class or series of preferred shares:

(a)	it is binding on members and the Board as if contained in these Articles;

(b)	it must be filed on behalf of the Company with the Registrar of Companies in Jersey in accordance with Article 54 of the Companies Law;

(c)	the provisions of Article 5 apply to any variation or abrogation that may be effected by the Company or the Board;

(d)	all monies payable on or in respect of any preferred share (including, without limitation, the subscription and any redemption monies) shall be paid in the currency for which such preferred share is issued; and

(e)	upon the redemption of a preferred share (if redeemable) pursuant to the relevant Statement of Rights, the holder ceases to be entitled to any rights and accordingly such holder’s name must be removed from the Register and the share must be cancelled.

2.3.4	Without prejudice to any special rights for the time being conferred on the Holders of any shares or class of shares (which special rights shall not be varied or abrogated except with such consent or sanction provided in these Articles), any share or class of shares in the capital of the Company may be issued with such preferred, deferred or other special rights or such restrictions whether in regard to dividends, return of capital, voting or otherwise as the Directors may from time to time determine.

2.4	Fractions of shares

2.4.1	Subject to the Companies Law, the Company may issue fractions of shares, provided that a fraction of a share:

(a)	shall be taken into account in determining the entitlement of a member as regards dividends or on a winding up;

(b)	shall not entitle a member to a vote; and

(c)	subject to Article 2.4.1(b), shall be subject to and carry the corresponding fraction of liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a share of that class of shares.

2.5	Redeemable shares

Subject to Applicable Law, the Company may from time to time:

2.5.1	issue; or

2.5.2	convert any existing non-redeemable shares (whether issued or not) into,

shares which are to be redeemed or are liable to be redeemed at the option of the Company or at the option of the Holder and on such terms and in such manner as may be determined by Special Resolution; provided that an issued non-redeemable share may only be converted into a redeemable share pursuant to Article 2.5.2 with the agreement of the holder or pursuant to a Special Resolution.

2.6	Company’s purchase of its own shares

Subject to Applicable Law, the Company may purchase its own shares of any class (including redeemable shares) and neither the Company nor the Directors shall be required to select the shares to be purchased rateably or in any other particular manner as between the Holders of the same class or as between them and the Holders of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares.

2.7	Unissued shares

Subject to Applicable Law and these Articles, the unissued shares for the time being in the capital of the Company shall be at the disposal of the Directors who may allot, grant options over or otherwise dispose of them to such persons at such times and generally on such terms and conditions as they think fit. Securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights or obligations may also be issued by the Directors without the approval of the members or entered into by the Company upon a resolution of the Directors to that effect on such terms, conditions and other provisions as are fixed.

2.8	Commissions

The Company may pay commissions as permitted by Applicable Law. Subject to Applicable Law, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

2.9	Trust, etc. interests not recognised

Except as otherwise provided by these Articles or by Applicable Law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise any equitable, contingent, future or partial interest in any share or any interest in any fraction of a share or any other right in respect of any share except an absolute right to the entirety in the Holder.

2.10	Treasury shares

Subject to the Companies Law, the Company may hold as treasury shares any shares purchased or redeemed by it.

3.	STATED CAPITAL ACCOUNTS

3.1	The Company shall maintain a stated capital account in accordance with the Companies Law for each class of issued share. A stated capital account may be expressed in any currency.

3.2	Subject to the requirements of the Companies Law, and except as provided in Article 3.3, there shall be transferred to the stated capital account for each class of share:

3.2.1	the amount of cash received by the Company for the issue of shares of that class;

3.2.2	the value, as determined by the Directors, of the “cause” received by the Company, otherwise than in cash, for the issue of shares of that class; and

3.2.3	every other amount which is from time to time required by the Companies Law to be transferred to a stated capital account.

3.3	Where the Companies Law permits the Company to refrain from transferring any amount to a stated capital account, that amount need not be so transferred but the Directors may, if they think fit, cause all or any part of such amount to be transferred to the relevant stated capital account.

3.4	The Company, acting by the Directors, may transfer an amount to a stated capital account of the Company from any other account of the Company.

3.5	Where, for the purposes of Article 3.2.2, the Directors are to determine the value of any “cause” received by the Company they may rely on such indicator or indicators of value as appear to them to be reasonable and practicable in the circumstances.

4.	ALTERATION OF SHARE CAPITAL

4.1	Consolidation, subdivision and cancellation

4.1.1	The Company may by Special Resolution alter its Memorandum of Association so as to alter the number of shares which it is authorised to issue or consolidate or divide all or any part of its shares (whether issued or not) into fewer shares and may generally make such other alteration to its share capital as is from time to time permitted by the Companies Law.

4.1.2	Any new shares created on an increase or other alteration of share capital shall be issued upon such terms and conditions as the Company may by Ordinary Resolution determine.

4.1.3	Any capital raised by the creation of new shares shall, unless otherwise provided by the conditions of issue of the new shares, be considered as part of the original capital and the new shares shall be subject to the provisions of these Articles with reference to the payment of calls, transfer and transmission of shares, lien or otherwise applicable to the existing shares in the Company.

4.2	Reduction of capital

4.2.1	Capital reduction

The Company may reduce its capital accounts in any way permitted by the Companies Law.

4.2.2	Capital distributions approved by members

Subject to the Companies Law, the Company may, by Ordinary Resolution, approve a distribution to its members of any sum from any capital account of the Company. No such distribution shall exceed the amount that is recommended by the Directors.

4.2.3	Capital distributions approved by the Directors

Subject to the Companies Law, the Directors may, from time to time, authorise and approve a distribution to the members of any sum from any capital account of the Company. Any such distributions may be made on such dates as the Directors think fit.

4.2.4	Ranking of shares for capital distributions

All capital distributions shall (as regards any shares not fully paid) be apportioned and paid pro rata to the number of shares held by each member on the date upon which the capital distribution is paid. If any share is not fully paid up, that share shall only carry the right to receive a distribution calculated on the basis of the proportion that the amount paid up on that share bears to the issue price of that share. For the purposes of this Article 4.2.4, no amount paid on a share in advance of calls shall be treated as paid on the share.

4.2.5	Manner of payment of distributions

(a)	Any capital distribution shall be paid to the member, to trustees upon such trusts for the members as the Directors may think fit, or to such other person as the member (or, in the case of joint holders of a share, all of them) may, in writing, direct. Such capital distribution may be paid:

(i)	by cheque sent by post to the payee or, where there is more than one payee, to any one of them; or

(ii)	by inter-bank transfer to such account as the payee or payees shall, in writing, direct; or

(iii)	by such other method of payment as the member (or, in the case of joint Holders of a share, all of them) may agree to.

(b)	Every such cheque shall be sent at the risk of the person or persons entitled to the relevant sum, and payment of a cheque by the banker upon whom it is drawn, and any transfer or payment within Articles 4.2.5(a) shall be a good discharge to the Company.

(c)	Any capital distribution may be paid in such currency or currencies as the Directors may determine, using such exchange rate for currency conversions as the Directors may select. The Directors may, in their discretion, make provisions to enable a member to elect to receive capital distributions in such currencies as the Directors may determine.

(d)	The Company may cease to send any cheque, warrant or order by post for any capital distribution on any shares which is normally paid in that manner if, in respect of at least four consecutive capital distributions payable on those shares, the cheque, warrant or order has been returned undelivered or remains uncashed or following three such occasions reasonable enquiries have failed to establish any new address of the registered holder but, subject to the provisions of these Articles, shall recommence sending cheques, warrants or orders in respect of the capital distributions payable on those shares if the Holder or person entitled claims the arrears of capital distributions and does not instruct the Company to pay future capital distributions in some other way.

4.2.6	Joint holders

If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the Holder or otherwise by operation of law, any one of them may give effectual receipts for any capital distribution or other monies payable or property distributable on or in respect of the share.

4.2.7	No interest on capital distributions

No capital distribution payable on or in respect of a share shall bear interest as against the Company.

4.2.8	Retention of capital distributions

(a)	The Directors may retain capital distributions in respect of which any person is, under the provisions as to the transmission of shares in these Articles, entitled to become a member, or which any person is, under those provisions, entitled to transfer until such person shall become a member in respect of such shares or shall transfer the same.

(b)	The Company shall notify the person otherwise entitled to payment of the sum that it has been retained and how the retained sum has been applied.

4.2.9	Unclaimed capital distributions

The payment by the Directors of any unclaimed capital distribution into a separate account shall not constitute the Company a trustee and any capital distribution unclaimed after a period of 12 years from the date on which such capital distribution became due for payment shall be forfeited and shall revert to the Company. Any unclaimed capital distribution may be invested or otherwise applied for the benefit of the Company until they are claimed.

4.2.10	Waiver of capital distribution

The waiver in whole or in part of any capital distribution on any share shall be effective only if such waiver is in writing (whether or not executed as a deed) signed or authenticated by the member (or the person entitled) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

4.2.11	Distribution in specie

The Company may, upon the recommendation of the Directors, by Ordinary Resolution, direct payment of a capital distribution in whole or in part by the distribution of specific assets (and in particular of paid-up shares or debentures of any other company), and the Directors shall give effect to such resolution. Where any difficulty arises in regard to such distribution of specific assets, the Directors may settle the same as they think expedient and, in particular, may issue fractional certificates, may fix the value for distribution of such specific assets or any part of such assets, may determine that cash shall be paid to any member or to trustees upon such trusts for the members as the Board may think fit based on the value so determined in order to adjust the rights of members, and may vest any assets in trustees.

5.	VARIATION OF RIGHTS

5.1	Manner of variation of rights

5.1.1	Whenever the capital of the Company is divided into different classes of shares, the special rights attached to any class may (unless otherwise provided by the terms of issue of the shares of that class) be varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding up with the sanction of an Ordinary Resolution passed at a separate meeting of the Holders of shares of that class.

5.1.2	To every such separate meeting, all provisions of these Articles and of Applicable Law relating to General Meetings or to the proceedings conducted in the General Meetings shall apply mutatis mutandis.

5.2	Matters not constituting variation of rights

5.2.1	The special rights attached to any class of shares having preferential rights shall not, unless otherwise expressly provided by the terms of issue, be deemed to be varied by:

(a)	the creation or issue of further shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu (but in no respect in priority to); or

(b)	any purchase or redemption by the Company of its own shares.

6.	REGISTER OF MEMBERS

6.1	The Directors shall maintain or cause to be maintained a Register in the manner required by the Companies Law. The Register shall be kept at the Office or at such other place in Jersey as the Directors from time to time determine.

6.2	The Company shall not be required to enter the names of more than four joint Holders in the Register.

7.	SHARE CERTIFICATES and uncertificated shares

7.1	Issue of share certificates

Subject to the Companies Law, as a condition of the issue of any shares in the capital of the Company, the Company shall not be required to issue a share certificate to a member following the allotment, issue, or transfer of shares to the member. This article shall not constitute an abrogation or variation of rights of any shares already in issue by the Company.

7.2	Form of share certificate

7.2.1	The Company, in its sole and absolute discretion, may issue and execute a certificate within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide). A certificate may be executed:

(a)	if the Company has a Seal, by causing the Seal to be affixed to the certificate in accordance with these Articles; or

(b)	whether or not the Company has a Seal, by the signature on behalf of the Company of either two Directors or one Director and the Secretary or two authorised persons and such signature may be affixed to any certificate by facsimile or any other electronic or mechanical means, or by printing the signature on it.

7.2.2	Every certificate shall further specify the shares to which it relates and the amount paid up and, if required by the Companies Law, the distinguishing numbers of the shares.

7.3	Joint holders

The Company shall not be bound to issue more than one certificate in respect of a share held jointly by several persons and delivery of a certificate for a share to one of several joint Holders shall be sufficient delivery to all such Holders.

7.4	Replacement of share certificates

If a share certificate shall be worn out, defaced, lost or destroyed, a new certificate representing the same shares may be issued on payment of such reasonable fee and on such terms (if any) as to evidence and indemnity and the payment of out-of-pocket expenses as the Directors think fit.

7.5	Uncertificated shares

At any time the shares are listed on the Designated Stock Exchange (provided that the Designated Stock Exchange remains an “approved stock exchange” (as defined in the Exemption Order)), the Company shall not be required to (although may, in its absolute discretion choose to), provide a share certificate in accordance with Article 7.2.

8.	CALLS ON SHARES

8.1	Power to make calls

The Directors may, from time to time and subject to the provisions of these Articles, make calls upon the members in respect of any monies unpaid on their shares but subject always to the terms of allotment of such shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.

8.2	Liability for calls

Each member shall (subject to being given at least 14 Clear Days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on their shares. The joint Holders of a share shall be jointly and severally liable to pay all calls and all other payments to be made in respect of such share. A call may, before receipt by the Company of any sum due, be revoked in whole or in part and payment of a call may be postponed in whole or in part. A person upon whom a call is made shall remain liable for calls made upon them notwithstanding the subsequent transfer of the shares in respect of which the call was made.

8.3	Interest on overdue amounts

If a sum called in respect of a share is not paid before or on the day appointed for payment, the person from whom the sum is due may be required to pay interest on the sum from the day appointed for payment to the time of actual payment at a rate determined by the Directors (not exceeding 15 per cent. per annum) but the Directors shall be at liberty to waive payment of such interest wholly or in part.

8.4	Other sums due on shares

Any sum which by the terms of allotment of a share becomes payable upon allotment or at any fixed date shall, for the purposes of these Articles, be deemed to be a call duly made and payable on the date on which by the terms of allotment the same becomes payable. In case of non-payment, all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture, surrender or otherwise shall apply as if such sum had become due and payable by virtue of a call duly made and notified.

8.5	Power to differentiate between holders

The Directors may, on the allotment of shares, differentiate between the Holders as to the amount of calls to be paid and the times of payment.

8.6	Payment of calls in advance

The Directors may, if they think fit, receive from any member an advance of monies which have not yet been called on their shares or which have not yet fallen due for payment. Such advance payments shall, to their extent, extinguish the liability in respect of which they are paid. The Company may pay interest on any such advance, at such rate as the Directors think fit, for the period covering the date of payment to the date (the “Due Date”) when the monies would have been due had they not been paid in advance. For the purposes of entitlement to dividends, monies paid in advance of a call or instalment shall not be treated as paid until the Due Date.

9.	LIEN

9.1	Company’s lien on shares

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies (whether presently payable or not) called or payable at a fixed time in respect of that share (which shall extend to reasonable interest and expenses incurred because the amount is not paid). The Company’s lien (if any) on a share shall extend to all dividends or other monies payable in respect of the lien. The Directors may resolve that any share shall for such period as they think fit be exempt from the provisions of this Article 9.1.

9.2	Sale of shares subject to lien

9.2.1	The Company may sell, in such manner as the Directors think fit, any share on which the Company has a lien but no sale shall be made unless the sum in respect of which such lien exists or some part of the sum are or is presently payable nor until 14 Clear Days have expired after a notice stating and demanding payment of the monies presently payable and giving notice of intention to sell in default shall have been served on the Holder for the time being of the shares or the person entitled to the shares by reason of the death, bankruptcy or incapacity of such Holder.

9.2.2	To give effect to any such sale, the Directors may authorise any person to execute an instrument of transfer of the shares sold to the purchaser. The purchaser shall be registered as the Holder of the transferred shares and it shall not be bound to see to the application of the purchase money nor shall its title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

9.3	Proceeds of sale of shares subject to lien

The net proceeds of the sale of a share pursuant to Article 9.2, after payment of the costs of such sale, shall be applied in or towards payment or satisfaction of the debt or liability in respect of which the lien exists so far as the same is presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale.

10.	FORFEITURE OF SHARES

10.1	Notice on failure to pay a call

10.1.1	If a member fails to pay in full any call or instalment of a call on or before the due date for payment, the Directors may at any time following the due date and for such time as any part of such call or instalment remains unpaid, serve a notice requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued and any costs, charges and expenses which may have been incurred by the Company by reason of such non-payment.

10.1.2	The notice shall name a further date (not earlier than 14 Clear Days from the date of service of the notice) on or before which the payment is to be made and the place where payment is to be made and shall state that in the event of non-payment in accordance with the terms of the notice, the shares in respect of which the call was made will be liable to be forfeited.

10.2	Forfeiture for non-compliance

If the requirements of any such notice are not complied with, any share in respect of which such notice has been given may at any time before payment of all calls and interest due be forfeited by a resolution of the Directors. Such forfeiture shall include all dividends which shall have been declared on the forfeited shares and not actually paid before the forfeiture.

10.3	Notice of forfeiture and surrender of shares

10.3.1	When any share has been forfeited in accordance with these Articles, notice of the forfeiture shall be given to the Holder of the share or the person entitled to the share by transmission as the case may be and an entry of such notice having been given and of the forfeiture with the relevant date shall be made in the Register opposite to the entry of the share but no forfeiture shall be invalidated in any manner by any omission or neglect to give such notice or to make such entry.

10.3.2	The Directors may, at any time after serving a notice in accordance with Article 10.1, accept from the member concerned the surrender of such shares as are the subject of the notice, without the need otherwise to comply with the provisions of Articles 10.1 to 10.3.1. Any such shares shall be surrendered immediately and irrevocably upon the member delivering to the Company the share certificate for the shares. Such surrender shall also constitute a surrender of all dividends declared on the surrendered shares but not actually paid before the surrender. Upon a surrender, the Company shall make an entry in the Register with the date of the surrender, however no surrender shall be invalidated in any manner by any omission or neglect to make such entry.

10.4	Disposal of forfeited shares

A forfeited or surrendered share shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before forfeiture or surrender the Holder or entitled to the share or to any other person upon such terms and in such manner as the Directors think fit. At any time before a sale, re-allotment or other disposition, the forfeiture or surrender may be cancelled on such terms as the Directors think fit. The Directors may, if necessary, authorise any person to transfer a forfeited or surrendered share to any such other person.

10.5	Holder to remain liable despite forfeiture

A person whose shares have been forfeited or surrendered shall cease to be a member in respect of the forfeited or surrendered shares and shall (if they have not done so already) surrender to the Company for cancellation the certificate for the shares forfeited or surrendered. Notwithstanding the forfeiture or the surrender, such person shall remain liable to pay to the Company all monies which at the date of forfeiture or surrender were presently payable by them in respect of those shares together with interest at a rate of 15 per cent. per annum or such other rate as the Directors may determine from the date of forfeiture or surrender until payment. The Directors may, at their absolute discretion, enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal. The Directors may also waive payment in whole or in part.

10.6	Evidence of forfeiture

A declaration under oath by a Director or the Secretary (or by an officer of a corporate Secretary) that a share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated as against all persons claiming to be entitled to the share. The declaration and the receipt of the Company for the consideration (if any) given for the share on the sale re-allotment or disposal together with the certificate for the share delivered to a purchaser or allottee shall (subject to the execution of an instrument of transfer if required) constitute good title to the share. The person to whom the share is sold, re-allotted or disposed of shall be registered as the Holder of the share and shall not be bound to see to the application of the consideration (if any) nor shall its title to the share be affected by any irregularity in or invalidity of the proceedings in respect of the forfeiture, surrender, sale, re-allotment or disposal of the share.

11.	TRANSFER OF SHARES

11.1	Form of transfer

11.1.1	Subject to these Articles (including Article 11.4), any agreement between a member and the Company, the Companies Law and the rules or regulations of the Designated Stock Exchange or any relevant securities laws (including, but not limited to, the Securities Act), any member may transfer all or any of his shares by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other usual common form approved by the Directors and may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time.

11.1.2	The instrument of transfer of any share shall be signed by or on behalf of the transferor and, in the case of an unpaid or partly paid share, by the transferee. Without prejudice to the last preceding Article, the Directors may also resolve, either generally or in any particular case, upon request by the transferor or transferee to accept mechanically executed transfers. The transferor shall be deemed to remain the Holder of the share until the name of the transferee is entered in the Register.

11.2	Right to refuse registration

11.2.1	The Directors may in their absolute discretion and without assigning any reason:

(a)	refuse to register any transfer of partly paid shares or any transfer of shares on which the Company has a lien; and refuse to register any transfer if such transfer is:

(i)	of shares that were not registered under U.S. securities laws and such transfer is being made pursuant to an exemption from registration under U.S. securities laws, unless the transferor provides evidence satisfactory to the Directors that such transfer satisfies the terms of such exemption; or

(ii)	prohibited by the terms of any contract or undertaking to which the transferor is a party of which the Company is aware,

but shall not otherwise, except as provided in Article 11.2.2, refuse to register a transfer of shares made in accordance with these Articles.

11.2.2	The Directors may also refuse to register the transfer of a share unless the instrument of transfer is:

(a)	lodged at the Office or at such other place as the Directors may appoint accompanied by the certificate for the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

(b)	in respect of only one class of shares; and

(c)	in favour of not more than four transferees.

11.2.3	If the Directors refuse to register a transfer of a share, they shall send notice of the refusal to the proposed transferor and transferee within two months of the date on which the instrument of transfer was lodged with the Company.

11.2.4	All instruments of transfer relating to transfers of shares which are registered shall be retained by the Company, but any instrument of transfer relating to transfers of shares which the Directors decline to register shall (except in any case of fraud) be returned to the person depositing the same.

11.2.5	The registration of transfers of shares or of transfers of any class of shares may be suspended at such times and for such periods as the Directors may determine.

11.2.6	In respect of any allotment of any share, the Directors shall have the same right to decline to approve the registration of any renouncee of any allottee as if the application to allot and the renunciation were a transfer of a share under these Articles.

11.3	No fee on registration

Unless otherwise decided by the Directors in their sole discretion, no fee shall be charged in respect of the registration of any instrument of transfer or other document relating to or affecting the title to any share.

11.4	Holding of Shares through Direct Registration System

At any time any of the shares are listed on the Designated Stock Exchange (provided that the Designated Stock Exchange remains an approved stock exchange (as defined in the Exemption Order)), a transfer of such shares is exempt from the foregoing provisions of this Article 11 and the provisions of Article 42(1) of the Companies Law requiring an instrument of transfer to be delivered to the Company where the following conditions are met in respect of such transfer:

11.4.1	the transfer is made:

(a)	to or from an approved central securities depository (as defined in the Exemption Order), or

(b)	by means of a computer system (as defined in the Exemption Order); and

11.4.2	the transfer is in accordance with the relevant laws (as defined in the Exemption Order) applicable to, and relevant rules and regulations of, the Designated Stock Exchange and otherwise in accordance with Applicable Law.

12.	TRANSMISSION OF SHARES

12.1	Persons entitled on death

In the case of the death of a member: the (i) survivor or survivors (where the deceased was a joint Holder) or (ii) executors or administrators of the deceased (where they were a sole or only surviving Holder) shall be the only persons recognised by the Company as having any title to their interest in the shares. Nothing in this Article 12.1 shall release the estate of a deceased member (whether sole or joint) from any liability in respect of any share held by them.

12.2	Election by persons entitled by transmission

Any person becoming entitled to a share in consequence of the death, bankruptcy or otherwise by operation of law (upon supplying to the Company such evidence as the Directors may reasonably require to show their title to the share) may elect either to be registered as the Holder of the share or to nominate another person as the Holder upon giving to the Company notice to that effect or transfer such share to some other person. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as if the notice or transfer were a transfer made by the member registered as the holder of any such share.

12.3	Rights of persons entitled by transmission

Save as otherwise provided by these Articles, a person becoming entitled to a share in accordance with Article 12.2 shall be entitled to the same dividends, capital distributions and other advantages as those to which they would be entitled if they were the registered holder of the share except that they shall not be entitled (except with the authority of the Directors) to exercise any right conferred by membership in relation to shareholders’ meetings until they have been registered as a member in respect of the share. A person entitled to a share who has elected for that share to be transferred to some other person pursuant to Article 12.2 shall cease to be entitled to any rights or advantages in relation to such share upon that other person being registered as the Holder of the share.

12.4	Prior notices binding

If a notice is given to a member in respect of a share, a person entitled to that share is bound by the notice if it was given to the member before the name of the person entitled was entered into the Register.

13.	GENERAL MEETINGS

13.1	Annual General Meetings

The Company shall in each calendar year hold an Annual General Meeting at such place, date and time and as may be determined by the Directors. Not more than 18 months shall elapse between Annual General Meetings.

13.2	Convening of General Meetings

13.2.1	The Directors may whenever they think fit, and upon a valid requisition of members made in accordance with the Companies Law (a “Special Meeting Request”), proceed to convene a General Meeting. For the purposes of Article 89(2) of the Companies Law, the threshold for the requisition of a General Meeting shall be the lesser of (a) the threshold set out in Article 89(2) of the Companies Law; and (b) members holding not less than 10 per cent. of the total voting rights of the Company.

13.2.2	At any General Meeting, only those matters set out in the notice of the General Meeting given by or at the direction of the Board or matters otherwise brought before the meeting of the Board or properly the subject of a Special Meeting Request may be considered or acted upon at a General Meeting.

13.2.3	A resolution may properly be moved at a meeting unless:

(a)	it would, if passed, be ineffective (whether by reason of inconsistency with Applicable Law, these Articles or otherwise);

(b)	it is defamatory of any person; or

(c)	it is frivolous or vexatious; or

(d)	the member has not provided Timely Notice in writing that contains the information required by Article 13.3.3.

13.3	Nominations and Other Business for General Meetings

13.3.1	For nominations of candidates for appointment as Director (“Director Nominations”) or other business to be properly requested to be brought (x) by a member before an Annual General Meeting or (y) by requisitioning members pursuant to Article 89 of the Companies Law (“Requisitioning Members”) before an extraordinary General Meeting convened upon a members’ requisition, the member or Requisitioning Members must:

(a)	be member(s) of the Company of record at the time of the giving of the notice for such General Meeting;

(b)	be entitled to vote at such General Meeting;

(c)	have given Timely Notice in writing to any Director addressed to the Office;

(d)	have provided any updates or supplements to such notice at the times and in the forms required by the Articles;

(e)	together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set out in the Solicitation Statement required by the Articles; and

(f)	otherwise meet the requirements of these Articles including, as applicable, Article 13.3.5.

13.3.2	To be timely, a member’s written notice in respect of an Annual General Meeting must be received at the Office not later than the close of business on the 120th day nor earlier than the close of business on the 150th day before the one year anniversary of the preceding year’s Annual General Meeting (which date shall, for purposes of the Company’s first Annual General Meeting following the Company’s initial public offering, be deemed to have occurred on , 202 ); provided, however, that in the event the Annual General Meeting is first convened more than 30 days before or more than 70 days after such anniversary date, or if no Annual General Meeting was held in the preceding year, notice by the member to be timely must be received at the Office not earlier than the close of business on the 120th day before the date of such Annual General Meeting and not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”).

13.3.3	Any such Timely Notice must set out, as to each matter the member or the Requisitioning Members propose to bring before the General Meeting:

(a)	as to each person whom the member or Requisitioning Members propose to nominate for appointment as a Director:

(i)	the name, age, business address and residence address of the nominee;

(ii)	the principal occupation or employment of the nominee;

(iii)	the class and number of shares or any other securities of the Company that are held of record or are beneficially owned by the nominee and of its affiliates and any derivative positions held or beneficially held by the nominee and of its affiliates;

(iv)	whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee or any of its affiliates with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of any securities), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee or any of its affiliates;

(v)	a description of all agreements, arrangements or understandings between or among the member or the Requisitioning Members, as applicable, or any of its or their affiliates and each nominee or any of its affiliates and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the member or the Requisitioning Members or concerning the nominee’s potential service as a Director;

(vi)	a written statement executed by the nominee acknowledging that if elected as a Director the nominee will:

(A)	owe fiduciary duties under the Companies Law with respect to the Company and its members; and

(B)	comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Company applicable to Directors and in effect during such person’s term in office as a director;

(vii)	all information relating to such nominee that is required to be disclosed in solicitations of proxies for appointment of Directors in an appointment contest or otherwise required, in each case pursuant to Applicable Law (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if appointed);

(b)	as to any other business that the member or the Requisitioning Members propose to bring before the General Meeting, a description in reasonable detail of the business desired to be brought before the General Meeting, the reasons for conducting such business at the General Meeting, the text, if any, of any resolutions or Memorandum of Association or Articles of Association amendment proposed for adoption, and any material interest in such business of each Proposing Person;

(c)	the name and address of the member or Requisitioning Members giving the notice, as they appear in the Register and the names and addresses of the other Proposing Persons (if any);

(d)	as to each Proposing Person:

(i)	such Proposing Person’s written consent to the public disclosure of information provided to the Company pursuant to this Article 13 and the following information:

(A)	the class or series and number of all shares of the Company which are, directly or indirectly, owned beneficially or of record by such Proposing Person or any of its affiliates or associates, including any shares of the Company as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future;

(B)	all Synthetic Equity Interests in which such Proposing Person or any of its affiliates or associates, directly or indirectly, holds an interest including a description of the material terms of each such Synthetic Equity Interest, including, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (x) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person, (y) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (z) whether or not such Proposing Person and/or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest;

(C)	any proxy, agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares;

(D)	any rights to dividends or other Distributions on the shares, directly or indirectly, owned beneficially by such Proposing Person that are separated or separable from the underlying shares;

(E)	any performance-related fees (other than an asset based fee) that such Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares or any Synthetic Equity Interests (the disclosures to be made pursuant to the foregoing clauses (A) through (E) are referred to, collectively, as “Material Ownership Interests”);

(F)	a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares;

(G)	all information that would be required to be set out in a Schedule 13D filed pursuant to the Exchange Act and Rule 13d-1(a) or an amendment pursuant to Rule 13d-2 if such a statement were required to be filed under the Exchange Act by such Proposing Person and/or any of its respective affiliates or associates;

(H)	any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business or nomination proposed to be brought before the meeting pursuant to Applicable Law; and

(I)	(i) a description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Person and any other person (including with any proposed nominee(s)), pertaining to the nomination(s) or other business proposed to be brought before the General Meeting (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (ii) identification of the names and addresses of other members (and beneficial owners) known by any of the Proposing Persons to support such nominations or other business proposal(s), and the class and number of shares owned beneficially or of record by such other member(s) or other beneficial owner(s);

(e)	a statement whether or not the member or Requisitioning Members giving the notice and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all of the shares required under Applicable Law to approve the proposal or, in the case of a Director Nomination, at least the percentage of voting power of all of the shares reasonably believed by such Proposing Person to be sufficient to appoint the nominee or nominees proposed to be nominated by such member or Requisitioning Members (such statement, the “Solicitation Statement”);

(f)	a supporting statement indicating the reasons for bringing such proposal.

13.3.4	A member or Requisitioning Members providing Timely Notice of a Director Nomination or other business proposed to be brought before a General Meeting shall further update and supplement such notice, if necessary, so that the information (including the Material Ownership Interests information) provided or required to be provided in such notice pursuant to the Articles shall be true and correct as of the record date for the meeting and as of the date that is 14 Clear Days before such General Meeting, and such update and supplement must be received by any Director at the Office not later than the close of business on the 7th Clear Day after the record date for the General Meeting and not later than the close of business on the 14th Clear Day before the date of the General Meeting. If a member or the Requisitioning Members do not comply with this Article 13 in providing notice of Director Nomination or other business proposed to be brought before a General Meeting, such notice shall not be deemed to be Timely Notice.

13.3.5	Only such persons who are nominated for appointment as a Director in accordance with the provisions of the Articles shall be eligible for appointment and to serve as Directors once appointed in accordance with the Articles and only such other business shall be conducted at a General Meeting as shall have been brought before the General Meeting in accordance with the provisions of the Articles. The Directors, a designated committee of the Directors or the chairperson of the Board shall have the power to determine whether a Director Nomination or any other business proposed to be brought before the General Meeting was made in accordance with the provisions of the Articles. If no determination is made as to whether any Director Nomination or other proposal was made in accordance with the provisions of the Articles, the presiding person of the General Meeting shall have the power and duty to determine whether the Director Nomination or other proposal was made in accordance with the provisions of the Articles. If a determination is made that any Director Nomination or other proposal was not made in accordance with the provisions of the Articles, such proposal or nomination shall be disregarded and shall not be presented for action (and no votes shall be counted with respect to such proposal or nomination) at the General Meeting.

13.3.6	Except as otherwise required by Applicable Law, nothing in this Article 13 shall obligate the Company or the Directors to include in any proxy statement or other member communication distributed on behalf of the Company or the Directors information with respect to any nominee for appointment of a Director or any other business submitted or proposed by a member.

13.3.7	Notwithstanding the foregoing provisions of this Article 13, if the nominating or proposing member or the Requisitioning Member(s) (or a qualified representative of the member or the Requisitioning Members) do not appear at the General Meeting to present a Director Nomination or any other business, such Director Nomination or other business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Article 13, to be considered a qualified representative of the proposing member or Requisitioning Members, a person must be authorised by a written instrument executed by such member or Requisitioning Members or an electronic transmission delivered by such member or Requisitioning Members to act for such member or Requisitioning Members as proxy at the meeting of members and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, to the presiding person at the General Meeting. Provided, further that notwithstanding anything to the contrary in this Article 13, unless otherwise required by Applicable Law, if any member or Requisitioning Members giving the notice and/or the other Proposing Person(s), if any (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any Director Nominations and (ii) subsequently fails to comply with the requirements of Rule 14a-19 promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Company that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Company’s proxy statement, notice of meeting or other proxy materials for any General Meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Company (which proxies and votes shall be disregarded). If any member or Requisitioning Members provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such person shall deliver to the Company, no later than five business days before the date of the General Meeting and any adjournment or postponement of it, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

13.3.8	For purposes of the Articles, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable international or national news service or in a document publicly filed by the Company with the SEC pursuant to section 13, 14 or 15(d) of the Exchange Act or the rules of the Designated Stock Exchange.

13.3.9	Notwithstanding the foregoing provisions of these Articles, a member and the Requisitioning Members shall also comply with all applicable requirements of the Companies Law and all Applicable Law with respect to the matters set out in the Articles.

14.	CLASS MEETINGS

Save as otherwise provided in these Articles or in any Statement of Rights, all the provisions of these Articles and of Applicable Law relating to General Meetings and to their relevant proceedings shall apply mutatis mutandis to every class meeting. A Director who is entitled to receive notice of General Meetings in accordance with Article 15.1.3 shall also be entitled, unless they have notified the Secretary in writing of their contrary desire, to receive notice of all class meetings. Subject to the provisions of these Articles and any Statement of Rights, at any class meeting the Holders of shares of the relevant class shall on a poll have one vote in respect of each share of that class held by them.

15.	NOTICE OF GENERAL MEETINGS

15.1	Notice of General Meetings

15.1.1	At least 14 Clear Days’ notice shall be given of every General Meeting, including without limitation, every General Meeting called for the passing of a Special Resolution.

15.1.2	A meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in Article 15.1.1, be deemed to have been duly called if it is so agreed:

(a)	in the case of an Annual General Meeting, by all the members entitled to attend and vote; and

(b)	in the case of any other General Meeting, a majority in number of members entitled to attend and vote, being a majority together holding not less than 90 per cent of the total voting rights of the members entitled to attend and vote.

15.1.3	Subject to the provisions of these Articles and to any restrictions imposed on any shares, notice of every General Meeting shall be given to all members, the Auditors (if any) and to every Director.

15.1.4	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

15.2	Contents of notice of General Meetings

Every notice shall specify the place, date and the time of the meeting and the general nature of the business to be transacted, and in the case of an Annual General Meeting shall specify the meeting as such. In every notice calling a General Meeting, there shall appear with reasonable prominence a statement that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of them and that a proxy need not also be a member.

16.	PROCEEDINGS AT GENERAL MEETINGS

16.1	Chair

At any General Meeting, either of the co-chairs, failing whom any Director present and willing to act and, if more than one, chosen by the Directors present at the meeting, shall preside as chair of the meeting (the “General Meeting Chair”). If no Director is present within 15 minutes at the meeting, the meeting shall be presided over by an officer of the Company, and in the absence of any Director or officer of the Company, by any Company representative designated by a Director or officer of the Company.

16.2	Quorum

No business shall be transacted at any General Meeting unless a quorum of members is present at the time when the meeting proceeds to business. Such quorum shall consist of members holding at least a majority of the voting power of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, at such meeting.

16.3	Lack of Quorum

If within 15 minutes from the time appointed for a General Meeting (or such longer interval as the General Meeting Chair may think fit to allow) a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case, it shall stand adjourned to such day, time and place(s), and via such electronic platform (in the case of a General Meeting other than a physical General Meeting), as may have been specified for the purpose in the notice convening the meeting or (if not so specified) as the General Meeting Chair may determine.

16.4	Adjournment

16.4.1	The General Meeting Chair at which a quorum is present may adjourn the meeting if:

(a)	the members consent to an adjournment by passing an Ordinary Resolution;

(b)	the General Meeting Chair considers it necessary to restore order or to otherwise facilitate the proper conduct of the meeting; or

(c)	the General Meeting Chair considers it necessary for the safety of the people attending the meeting (including if there is insufficient room at the meeting venue to accommodate everyone who wishes to, and is entitled to, attend).

16.4.2	The General Meeting Chair at which a quorum is present must adjourn the meeting if requested to do so by the General Meeting.

16.4.3	Nothing in this Article 16.4 shall limit any other power vested in General Meeting Chair to adjourn the General Meeting.

16.4.4	No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. If the General Meeting Chair adjourns a meeting, they may specify the time and place to which, and electronic platform (in the case of a General Meeting other than a physical General Meeting) via which, it is adjourned. Where a meeting is adjourned without specifying a new time and place and electronic platform (as applicable), the time and place and electronic platform (as applicable) for the adjourned meeting shall be fixed by the Directors.

16.4.5	All business conducted at any General Meeting up to the time the meeting has been adjourned shall be valid.

16.5	Notice of adjourned meeting

When a meeting is adjourned for 30 Clear Days or more or without specifying a new time, not less than seven Clear Days’ notice of the adjourned meeting shall be given in accordance, mutatis mutandis, with Article 15. Otherwise, it shall not be necessary to give any notice of any adjourned meeting or of the business to be transacted at an adjourned meeting.

16.6	Electronic General Meetings and Satellite Meeting Places

16.6.1	To facilitate the organisation and administration of any General Meeting, the Directors may decide that the meeting shall be held at two or more locations or solely as an electronic General Meeting.

16.6.2	For the purposes of these Articles, any General Meeting taking place at two or more locations shall be treated as taking place where the majority of Directors preside (the “principal meeting place”), and any other location where that General Meeting takes place is referred to in these Articles as a “satellite meeting”.

16.6.3	A member present in person or by proxy at a satellite meeting may be counted in the quorum and may exercise all rights that they would have been able to exercise if the member were present at the principal meeting place.

16.6.4	The Directors may make and change from time to time such arrangements as they shall, in their absolute discretion, consider appropriate to in the case of satellite meetings and electronic General Meetings:

(a)	ensure that all members wishing to attend the meeting can do so (in person or by proxy);

(b)	ensure that all persons attending the meeting are able to participate in the business of the meeting and hear anyone else addressing the meeting; and

(c)	in the case of satellite meetings:

(i)	ensure the safety of persons attending the meeting and the orderly conduct of the meeting; and

(ii)	restrict the numbers of persons at any one location to such number as can safely and conveniently be accommodated there.

16.6.5	The entitlement of any member to attend a satellite meeting (in person or by proxy) shall be subject to any such arrangements then in force and stated in the notice of meeting or adjourned meeting to apply to the meeting.

16.6.6	If there is a failure of communication equipment or any other failure in the arrangements for participation in the meeting at more than one place or an electronic General Meeting, the General Meeting Chair may adjourn the meeting in accordance with Article 16.4.1. Such an adjournment will not affect the validity of such meeting, or any business conducted at such meeting up to the point of adjournment, or any action taken pursuant to such meeting.

16.6.7	A person appointed by the Directors (a “satellite chair”) shall preside at each satellite meeting. Every satellite chair shall carry out all requests made of them by the General Meeting Chair, may take such action as he thinks necessary to maintain the proper and orderly conduct of the satellite meeting and shall have all powers necessary or desirable for such purposes.

16.7	Right of a Director to attend and speak

Even if a Director is not a member, they shall be entitled to attend and speak at any General Meeting and at any separate meeting of members holding a particular class of shares.

17.	VOTING

17.1	Voting procedures

17.1.1	At any General Meeting:

(a)	subject to Article 17.1.2, all Procedural Resolutions put to the vote of the meeting shall be decided on a show of hands; and

(b)	all Substantive Resolutions put to the vote of the meeting shall be decided on a poll.

17.1.2	Subject to the Companies Law, if any resolution (as amended, if applicable) referred to in Article 17.1.1(a) above shall be decided on a show of hands, before or on the declaration of such a vote, a poll may be demanded by:

(a)	the General Meeting Chair;

(b)	at least two members having the right to vote on the resolution; or

(c)	a member or members representing not less than one-tenth of the total voting rights of all the members having the right to vote on the resolution (excluding the rights attaching to any shares held as treasury shares).

17.2	Voting on a poll

17.2.1	A demand for a poll in accordance with Article 17.1.2 may, before the poll is taken, be withdrawn but only with the consent of the General Meeting Chair. A demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

17.2.2	Unless a poll is duly demanded, a declaration by the General Meeting Chair that a resolution has on a show of hands been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour or against such resolution.

17.2.3	If a poll is duly demanded, it shall be taken at such time and in such manner as the General Meeting Chair directs and the results of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

17.2.4	In the event of an equality of votes at any General Meeting, the General Meeting Chair shall not be entitled to a second or casting vote.

17.2.5	A poll demanded on the election of the General Meeting Chair or on a question of adjournment shall be taken at the meeting in which it is demanded. A poll demanded on any other question shall be taken either at the meeting in which it is demanded or on such day and at such time and place as the General Meeting Chair directs not being more than 21 Clear Days after the poll is demanded.

17.2.6	A demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.

17.3	Written resolutions

Subject to the Companies Law, no resolution of the members shall be passed or otherwise proposed to be passed in writing including for avoidance of doubt, the passing of any resolution in writing in the manner permitted by Article 95 of the Companies Law.

18.	VOTES OF MEMBERS

18.1	Votes attaching to shares

18.1.1	Subject to any special rights, restrictions or prohibitions as regards voting attached by or in accordance with any Statement of Rights or these Articles:

(a)	on a show of hands, every member who is present in person and, subject to Article 18.1.1(b), every proxy present who has been duly appointed shall have one vote;

(b)	on a show of hands, a proxy has one vote for and one vote against the resolution if the proxy has been duly appointed by more than one member entitled to vote on the resolution, and the proxy has been instructed:

i.	by one or more of those members to vote for the resolution and by one or more other of those members to vote against it; or

ii.	by one or more of those members to vote either for or against the resolution and by one or more other of those members to use their discretion as to how to vote; and

(c)	on a poll, every member present (including by proxy) shall have one vote for each share of which they are the Holder.

18.1.2	A proxy shall not be entitled to vote on a show of hands or on a poll where the member appointing the proxy would not have been entitled to vote on the resolution had they been present in person.

18.1.3	On a poll, a member entitled to more than one vote need not, if it votes, use all its votes or cast all the votes it uses in the same way.

18.2	Votes of joint holders

Any joint Holders shall elect one of their number to represent them and to vote whether personally or by proxy in their name. In default of such election, the person whose name appears first in order in the Register in respect of such share shall be the only person entitled to vote.

18.3	Voting by incapacitated members

A member in respect of whom an order has been made by any court having jurisdiction (whether in Jersey or elsewhere) in matters concerning legal incapacity or interdiction may vote, whether on a show of hands or a poll, by their attorney, curator, receiver or other person authorised in that behalf appointed by that court and any such attorney, curator, receiver or other person may vote by proxy. Evidence to the satisfaction of the Directors of the authority of such attorney, curator, receiver or other person may be required by the Directors before any vote being exercised by such attorney, curator, receiver or other person.

18.4	Restriction on voting in particular circumstances

18.4.1	Where any shares of the Company are held in trust for the Company, such shares shall not, for so long as they are so held, confer any right to vote at General Meetings.

18.4.2	No member shall, unless the Directors otherwise determine, be entitled in respect of any share held by them to vote either personally or by proxy at a shareholders’ meeting or to exercise any other right conferred by membership in relation to members’ meetings if any call or other sum presently payable by them to the Company in respect of that share remains unpaid.

18.5	Validity and result of vote

No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered. Every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the General Meeting Chair whose decision shall be final and conclusive.

18.6	Instrument of proxy

18.6.1	The Directors may, at the expense of the Company, send by post or otherwise to the members instruments of proxy (with or without provision for their return prepaid) for use at any General Meeting or at any separate meeting of the Holders of any class of shares of the Company either in blank or nominating in the alternative any one or more of the Directors or any other persons. if for the purpose of any meeting invitations to appoint as proxy a person or one or more of a number of persons specified in the invitations are issued at the Company’s expense, they shall be issued to all (and not to some only) of the members entitled to be sent a notice of the meeting and to vote at such meeting by proxy.

18.6.2	The instrument appointing a proxy shall be in writing in any common form or as approved by the Directors and shall be under the hand of the appointor or of its attorney duly authorised in writing or if the appointor is a corporation either under Seal or under the hand of a duly authorised officer, attorney or other representative. A proxy need not be a member.

18.6.3	The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed shall:

(a)	be deposited at such place as is specified for that purpose by the notice convening the meeting not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote or at such place and by such time as may be specified in relation to an adjourned meeting; or

(b)	in the case of a poll taken more than 48 hours after it is demanded, be deposited after the poll has been demanded and not less than 24 hours before the time appointed for taking the poll.

18.6.4	An instrument of proxy which is not deposited in the manner so required shall be valid only if it is approved by all the other members who are present at the meeting.

18.6.5	Unless the contrary is stated, the instrument appointing a proxy shall be as valid as well for any adjournment of the meeting as for the meeting to which it relates.

18.6.6	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or incapacity of the principal or revocation of the proxy or of the authority under which the proxy was executed, provided that no notice in writing of such death, incapacity or revocation shall have been received by the Company at the Office before the commencement of the meeting or adjourned meeting at which such vote is cast.

19.	CORPORATE MEMBERS

19.1	Any corporation which is a member of the Company may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any shareholders’ meeting. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual member of the Company and such corporation shall, for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present.

19.2	Where a person is authorised under this Article 19 to represent a body corporate at a General Meeting, the Directors or the General Meeting Chair may require them to produce a certified copy of the resolution from which they derive their authority.

20.	DIRECTORS

20.1	Number of directors

Unless otherwise determined by Ordinary Resolution, the number of Directors (other than alternate Directors) shall not be subject to any maximum but shall not be less than two.

20.2	Share qualification

A Director shall not be required to hold any shares of the Company by way of qualification.

20.3	Directors’ fees

The ordinary remuneration of the Directors (excluding amounts payable under any other provision of these Articles) shall, from time to time, be determined by the Board.

20.4	Directors’ expenses

The Directors shall be paid out of the funds of the Company all reasonable travelling, hotel and other expenses properly and necessarily incurred by them in connection with their attendance at meetings of the Directors or members or otherwise in connection with the business of the Company.

20.5	Alternate Directors

20.5.1	Except as may otherwise be required by Applicable Law, any Director (other than an alternate Director) may at their sole discretion and at any time appoint another Director to be their alternate Director and may at any time, terminate such appointment.

20.5.2	The appointment of an alternate Director shall terminate on the happening of any event which would cause them to vacate such office or if their appointor ceases to be a Director otherwise than by retirement at a General Meeting at which they are re-elected.

20.5.3	An alternate Director shall be entitled to attend and vote as a Director at any such meeting at which the Director appointing them is not personally present and generally at such meeting to perform all functions of their appointor as a Director. If the alternate director attends any meeting as an alternate for more than one Director, their voting rights shall be cumulative but they shall not be counted more than once for the purposes of the quorum. If the appointor is temporarily unable to act through ill health or disability, the alternate’s signature to any resolution in writing of the Directors shall be as effective as the signature of his appointor. To such extent as the Directors may, from time to time, determine in relation to any committees of the Directors, the provisions of this Article 20.5.3 shall also apply mutatis mutandis to any meeting of any such committee of which their appointor is a member.

20.5.4	An alternate Director shall not be entitled to receive from the Company in respect of their appointment as alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may, by notice to the Company, from time to time, direct.

20.6	Executive Directors

20.6.1	The Directors may, from time to time, appoint one or more of their body to be the holder of any executive office on such terms and for such period as they may (subject to Applicable Law) determine and, without prejudice to the terms of any contract entered into in any particular case, may, at any time, revoke or vary the terms of any such appointment.

20.6.2	The Directors may entrust to and confer upon any Director holding any executive office any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may, from time to time, or at any time, revoke, withdraw, alter or vary all or any of such powers.

21.	APPOINTMENT OF DIRECTORS

21.1	Register of Directors

The Company shall keep or cause to be kept a register of particulars with regard to its Directors in the manner required by the Companies Law.

21.2	Classified Board

21.2.1	Subject to the Companies Law, the Company may by ordinary resolution elect any person to be a Director either to fill a vacancy or as an addition to the existing Board. The Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board. Class I directors shall initially serve until the first Annual General Meeting following the initial effectiveness of these Articles (the “Classification Effective Time”); Class II directors shall initially serve until the second Annual General Meeting following the Classification Effective Time; and Class III directors shall initially serve until the third Annual General Meeting following the Classification Effective Time. At each succeeding Annual General Meeting of the Company, Directors shall be elected for a full term of three years to succeed the Directors of the class whose terms expire at such Annual General Meeting. Notwithstanding the foregoing provisions of this Article, each Director shall hold office until the expiration of his term, until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of Directors constituting the board of Directors shall shorten the term of any incumbent Director.

21.2.2	Except as otherwise expressly required by Applicable Law, and subject to the special rights of the holders of one or more series of preferred stock to elect directors, any vacancies on the Board resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled only by the affirmative vote of a majority of the directors then in office, or by a sole remaining director, and shall not be filled by the shareholders. Any Director appointed in accordance with the preceding sentence shall hold office for a term that shall coincide with the remaining term of the class to which the Director shall have been appointed and until such Director’s successor shall have been elected and qualified or until his or her earlier death, resignation, disqualification, retirement or removal. A vacancy in the Board shall be deemed to exist under these Articles in the case of the death, removal, resignation or disqualification of any Director.

21.3	Vacation of Office

The office of a Director shall be vacated if the Director:

21.3.1	resigns from office by notice to the Company;

21.3.2	becomes prohibited or disqualified by Law from acting as a Director;

21.3.3	ceases to be a Director by virtue of the Companies Law;

21.3.4	retires at an Annual General Meeting in accordance with Article 21.2.1 and is not re-elected;

21.3.5	becomes bankrupt or makes any arrangement or composition with their creditors generally;

21.3.6	is subject to a court order in any jurisdiction on the ground (however formulated) of mental disorder for their detention or for the appointment of a guardian or for the appointment of a receiver or other person (by whatever name called) to exercise powers with respect to his property or affairs;

21.3.7	is absent from meetings of the Directors for six months without leave and the Directors resolve that their office be vacated;

21.3.8	is the subject of an investigation by the Jersey Financial Services Commission or any successor body or equivalent body in any foreign jurisdiction and the Directors resolve it is undesirable in the interest of the Company that the Director remains a Director of the Company;

21.3.9	has notice is served upon them, signed by all other Directors for the time being, to the effect that their office as Director shall, on receipt of such notice, be vacated. If the Director holds an appointment to an executive office, such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between the Director and the Company; or

21.3.10	other than a co-chair or any Director holding an executive office, is required by the other Directors to resign in accordance with Article 21.3.1 and within 30 Clear Days of such resolution, the Director fails to do so.

22.	POWERS OF DIRECTORS

22.1	General Powers

The business of the Company shall be managed by the Directors who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not by Applicable Law or these Articles required to be exercised by the Company in General Meeting.

22.2	The Directors’ powers shall be subject to the provisions of these Articles, to Applicable Law and to such regulations (being not inconsistent with any regulations or provisions of these Articles or Applicable Law) as may be prescribed by the Company in General Meeting, but no regulations made by the Company in General Meeting shall invalidate any prior act of the Directors which would have been valid if such regulations had not been made.

22.3	The general powers given by this Article 22 shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

22.4	Appointment of Officers

Subject to Applicable Law, the Directors may appoint such officers of the Company (including any Secretary) as they consider necessary on such terms, at such remuneration as the Directors or a committee designated by the Board (or, if and as determined by the Directors or such committee with respect to the compensation of officers other than the chief executive officer, by the chief executive officer) may from time to time determine and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of their appointment an officer of the Company may be removed by a resolution of the Directors. An officer of the Company may vacate their office at any time if they give notice in writing to the Company that they resign their office.

22.5	Appointment of Agents

The Directors may, by power of attorney, mandate or otherwise, appoint any person to be the agent of the Company on such terms (including terms as to remuneration) as they may decide and may delegate to any person so appointed any of its powers, authorities and discretions (with power to sub-delegate). The Directors may remove any person appointed under this Article 22.4 and may revoke or vary the delegation, but no person dealing in good faith shall be affected by the revocation or variation.

22.6	Borrowing powers

The Board may exercise all powers of the Company to borrow money, to guarantee, to indemnify, to mortgage or charge its undertaking, property, assets (present and future) and uncalled capital, and to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party. There is no obligation on the Directors to restrict the borrowings of the Company or its subsidiaries.

23.	DELEGATION OF DIRECTORS’ POWERS

23.1	Appointment and constitution of committees

23.1.1	The Directors may delegate any of their powers or discretions (including, without prejudice to the generality of this Article 23.1, all powers and discretions whose exercise involves or may involve the payment of remuneration to or the conferring of any other benefit on all or any of the Directors) in accordance with Applicable Law to committees or, where appropriate, their subsidiary undertakings. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set out in the Articles and shall have such powers as the Directors may delegate pursuant to the Articles and as required by the rules and regulations of any Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law.

23.1.2	Any committee or subsidiary undertaking shall, unless the Directors otherwise resolve, have power to sub-delegate any of the powers or discretions delegated to it. Any committee shall consist of one or more Directors and (if thought fit) one or more other named person or persons to be co-opted.

23.1.3	Insofar as any such power or discretion is delegated to a committee or a subsidiary undertaking, any reference in these Articles to the exercise by the Directors of the power or discretion so delegated shall be read and construed as if it were a reference to the exercise by such committee or subsidiary undertaking. Any committee or subsidiary undertaking so formed shall in the exercise of the powers so delegated conform to any regulations which may, from time to time, be imposed by the Directors. Any such regulations may provide for or authorise the co-option to the committee of persons other than Directors and may provide for members who are not Directors to have voting rights as members of the committee. The Directors may revoke, vary or suspend any powers or discretions delegated pursuant to this Article 23.1 and shall remain responsible for the supervision and review of the exercise of such powers and discretions by any subsidiary undertaking or committee.

23.2	Proceedings of committee meetings

The meetings and proceedings of any such committee consisting of two or more persons shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors so far as the same are applicable and are not superseded by any regulations made by the Directors under Article 23.1.

24.	DIRECTORS’ INTERESTS

24.1	Directors may have interests

24.1.1	Subject to Applicable Law, a Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with their office of Director for such period and on such terms as to tenure of office, remuneration and otherwise as the Directors may determine.

24.1.2	Subject to Applicable Law, a Director notwithstanding their office:

(a)	may be a party to or otherwise interested in any transaction or arrangement with the Company or in which the Company is otherwise interested;

(b)	may be a director or other officer of or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested (a “Corporate Interest”) and such Corporate Interest shall not infringe their duty to avoid a situation in which they have, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company;

(c)	shall not be required to disclose to the Company, or use in performing their duties as a Director, any information confidential to a third party, or relating to a Corporate Interest, if to make such disclosure or use would result in a breach of duty or obligation of confidence owed by them whether to such third party or in connection with such Corporate Interest, or otherwise;

(d)	shall not by reason of their office be accountable to the Company for any benefit which they derive from any such Corporate Interest, and no transaction or arrangement shall be liable to be avoided on the ground of any such Corporate Interest; and

(e)	may act by themselves or their firm in a professional capacity for the Company and they or their firm shall be entitled to remuneration for professional services as if they were not a Director.

24.1.3	Any Director who enters into a transaction or arrangement or has a relationship that is reasonably likely to be implicated under this Article 24 or that would reasonably be likely to affect a Director’s status as an “Independent Director” under Applicable Law or the rules of the Designated Stock Exchange shall disclose the nature of his or her interest in any such transaction or arrangement in which he is interested or any such relationship.

24.2	Competition and corporate opportunities

24.2.1	In recognition and anticipation that certain directors, principals, members, officers, associated funds, employees and/or other representatives of a member or its affiliates may serve as Directors, officers or agents of the Company, subject to Applicable Law, such member or its affiliates may now engage and may continue to engage in the same or similar activities or related business activities as those in which the Company, directly or indirectly, may engage, or which overlap with or compete with those in which the Company, directly or indirectly, may engage, and Directors who are not employees of the Company and their respective affiliates may now engage and continue to engage in the same or similar business activities as those in which the Company, directly or indirectly, may engage, or which overlap with or compete with those in which the Company, directly or indirectly, may engage.

24.2.2	No such person identified in Article 24.2.1 shall, subject to Applicable Law, have any duty to refrain from directly or indirectly engaging in the same or similar business activities or lines of business in which the Company or any of its affiliates now engages or proposes to engage or otherwise competing with the Company or any of its affiliates, and no such person shall be liable to the Company, its affiliates or its members for breach of any fiduciary duty solely by reason of the fact that such person engages in any such activities, and the Company renounces any interest, expectation or right to be offered an opportunity to participate in any business opportunity which may be a corporate opportunity for any such person. In the event any such person acquires knowledge of a potential transaction or other matter or business which may be a corporate opportunity for itself or themselves, such person, subject to Applicable Law, shall have no fiduciary or other duty (contractual or otherwise) to communicate, present or offer such transaction or other business opportunity to the Company, its affiliates or its members, and shall not be liable to the Company, its affiliates or members, for breach of any fiduciary duty or other duty (contractual or otherwise) as a member, Director or officer of the Company solely by reason of the fact that such person pursues or acquires such corporate opportunity for itself or themselves or offers or directs such corporate opportunity to another person. Notwithstanding the foregoing, if such corporate opportunity is expressly offered to such person solely in his or her capacity as a Director of the Company, the provisions of this Article 24.2.2 shall not apply to any such corporate opportunity.

25.	PROCEEDINGS OF DIRECTORS

25.1	Convening of meetings of Directors

25.1.1	Subject to the provisions of these Articles, the Directors may meet together for the despatch of business adjourn and otherwise regulate their meetings as they think fit.

25.1.2	At any time, any Director may, and the Secretary at the request of a Director shall, call a meeting of the Directors. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director in writing or verbally (including in person or by telephone) or via electronic mail or by telephone or in such other manner as the Board may from time to time determine. Any Director may waive notice of any meeting and any such waiver may be retroactive. Attendance at any meeting (in person or by remote communication) shall constitute waiver of notice, unless otherwise determined by the Board.

25.2	Quorum

A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors. The quorum necessary for the transaction of the business of the Directors shall be two. For the purposes of this Article, the Director who is acting as an alternate Director shall only be counted once for the purposes of the quorum.

25.3	Chair

The Directors may elect from their number a chair or two co-chairs, who shall initially be Dirkson Charles and Nick Sanders, and may determine the period for which each is to hold office. A chair or co-chair may only be removed by Special Resolution. If at any meeting of the Directors, neither co-chair is present within five minutes after the time appointed for holding the meeting or if the Directors otherwise determine, the Directors present may choose one of their number to be chair of the meeting.

25.4	Casting vote

Questions arising at any meeting shall be determined by a majority of votes. In the event of an equality of votes, neither of the co-chairs shall be entitled to a casting vote.

25.5	Number of Directors below minimum

The continuing Directors may act notwithstanding any vacancies, but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles, the continuing Directors or Director may act for the purpose of filling such vacancies or of summoning General Meetings, but not for any other purpose. If there are no Directors or Director able or willing to act, then any two members may summon a General Meeting for the purpose of appointing Directors.

25.6	Directors’ written resolutions

25.6.1	Any Director may, and the Secretary at the request of a Director shall, propose a written resolution by giving notice to the other Directors.

25.6.2	A Directors’ written resolution is adopted when a majority of the Directors who would have been entitled to vote on such resolution if it had been proposed at a meeting of the Directors have:

(a)	signed one or more copies of it; or

(b)	otherwise indicated their approval of it in writing.

25.6.3	A Directors’ written resolution is not adopted if the number of Directors who have signed it is less than the quorum for Directors’ meetings.

25.6.4	Once a Directors’ written resolution has been adopted, it must be treated as if it had been a resolution passed at a Directors’ meeting in accordance with these Articles.

25.7	Validity of proceedings

All acts done by any meeting of Directors, or of any committee or sub-committee of the Directors, or by any person acting as a Director or as a member of any such committee or sub-committee, shall, as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in their appointment, or that any such persons were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of the committee or sub-committee and had been entitled to vote.

26.	EQUITY INCENTIVE PLAN

The authority of a Special Resolution is required to increase the Share Reserve at any time during the period ending on the fifth anniversary of the date of the closing of the initial public offering of the shares of the Company on the New York Stock Exchange.

27.	MINUTE BOOK

The Directors shall cause all resolutions in writing passed in accordance with these Articles and minutes of proceedings at all General Meetings or of the holders of any class of the Company’s shares and of the Directors and of committees appointed by the Directors to be entered in books kept for the purpose which shall be maintained and kept at the Office or, in the case of minutes of proceedings of the Directors and of committees appointed by the Directors, at such other place as the Directors think fit. Any minutes of a meeting, if purporting to be signed by the chair of the meeting at which the proceedings were had or by the chair of the next succeeding meeting, shall be conclusive evidence of the proceedings.

28.	SECRETARY

28.1	Subject to the Companies Law, the Secretary shall be appointed by the Directors on such terms and upon such conditions as they may think fit and may, at any time, be removed from office by the Directors, but without prejudice to any claim for damages for breach of any contract of service between them and the Company.

28.2	Anything required or authorised to be done by or to the Secretary may, if the office is vacant or there is for any other reason no secretary capable of acting, be done by or to any assistant or deputy secretary or if there is no assistant or deputy secretary capable of acting by or to any person authorised generally or specifically in that behalf by the Directors, provided that any provisions of these Articles requiring or authorising something to be done by or to a Director and the Secretary shall not be satisfied by it being done by or to the same person acting both as Director and as, or in place of, the Secretary.

28.3	The Company shall keep or cause to be kept at the Office a register of particulars with regard to its Secretary in the manner required by the Companies Law.

29.	THE SEAL

29.1	The Company may exercise the powers conferred by the Companies Law with regard to having a Seal, a Securities Seal and an official seal for use outside Jersey.

29.2	The Directors shall provide for the safe custody of the Seal, any Securities Seal and any other official seal adopted by the Company and no seal shall be used without the authority of the Directors or of a committee authorised by the Directors in that behalf. The Securities Seal shall be used only for sealing securities issued by the Company and documents creating or evidencing securities so issued.

29.3	Every instrument to which the Seal, the Securities Seal or any other official seal adopted by the Company shall be affixed (other than a certificate for or evidencing shares, debentures or other securities (including options) issued by the Company) shall be signed by one Director and the Secretary or by two Directors or by such person or persons who may be authorised by the Directors.

29.4	The powers vested in the Company by the Companies Law to adopt any seal shall be exercised by the Directors on behalf of the Company.

30.	AUTHENTICATION OF DOCUMENTS

30.1	Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any document affecting the constitution of the Company and any resolution passed at a shareholders’ meeting or at a meeting of the Directors or any committee, and any book, record, document or account relating to the business of the Company, and to certify copies or extracts as true copies or extracts; and where any book, record, document or account is elsewhere than at the Office the local manager or other officer of the Company having the custody of such book, record, document or account shall be deemed to be a person appointed by the Directors.

30.2	A document purporting to be a copy of any such resolution, or an extract from the minutes of any such meeting, which is certified as provided for in this Article 30 shall be conclusive evidence in favour of all persons dealing with the Company that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

31.	DIVIDENDS

31.1	Final dividends

Subject to each Statement of Rights and the Companies Law, the Company may by Ordinary Resolution declare dividends in accordance with the respective rights of the members but no dividend shall exceed the amount recommended by the Directors. Any dividend shall not be a debt owed by the Company until such time as payment of the dividend is made.

31.2	Fixed and interim dividends

Subject to the Companies Law and each Statement of Rights, the Directors may pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-year or other dates prescribed for the payment and may also, from time to time, announce and pay interim dividends on shares of any class of such amounts and on such dates and in respect of such periods as they think fit. Provided the Directors act in good faith, they shall not incur any liability to the holders of any shares for any loss they may suffer by the lawful payment, on any other class of shares having rights ranking after or pari passu with those shares, of any such fixed or interim dividend.

31.3	Distribution in specie

If the Directors so determine, any resolution determining a dividend may direct that it shall be satisfied wholly or partly by the distribution of assets or the issue of shares. Where any difficulty arises in regard to the distribution, the Directors may settle the distribution as they think expedient and in particular may:

31.3.1	issue fractional shares;

31.3.2	fix the value of assets for distribution and make cash payments to some members based on the value so determined in order to adjust the rights of members; and

31.3.3	vest some assets in trustees.

31.4	Source of dividends

Dividends may be paid out of profits available for distribution or from any other source from which a dividend may be paid under the Companies Law.

31.5	Ranking of shares for dividend

Subject to any particular rights or limitations as to dividend for the time being attached to any shares as may be specified in these Articles or in any Statement of Rights or upon which such shares may be issued, all dividends shall be declared apportioned and paid pro rata according to the proportions paid up on the shares on which the dividend is paid (otherwise than in advance of calls), provided that if any share is issued on terms providing that it shall rank for dividend as if paid up (in whole or in part) or as from a particular date (either past or future), such share shall rank for dividend accordingly.

31.6	Manner of payment of dividends

31.6.1	A dividend or other monies payable on or in respect of a share may be paid by any of the following:

(a)	if the member holding that share or other person entitled to that share nominates a bank account for that purpose, by wire transfer to that bank account; or

(b)	by cheque or warrant sent by post to the registered address of the member holding that share or other person entitled to that share.

31.7	Joint Holders

If two or more persons are registered as joint Holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the Holder or otherwise by operation of law, any one of them may give effectual receipts for any dividend or other monies payable or property distributable on or in respect of the share.

31.8	Retention of dividends

31.8.1	The Directors may retain any dividend or other monies payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the monies payable to the Company in respect of that share.

31.8.2	The Directors may retain the dividends payable upon shares in respect of which any person is, under the provisions as to the transmission of shares in these Articles, entitled to become a member, or which any person is, under those provisions, entitled to transfer until such person shall become a member in respect of such shares or shall transfer the same.

31.8.3	The Company shall notify the person otherwise entitled to payment of the sum that it has been retained and how the retained sum has been applied.

31.9	No interest on dividends

No dividend or other monies payable on or in respect of a share shall bear interest as against the Company.

31.10	Unclaimed dividend

31.10.1	All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.

31.10.2	Any dividend which has remained unclaimed for a period of 10 years from the date of declaration shall, if the Directors so resolve, be forfeited and cease to remain owing by the Company and shall belong to the Company absolutely. The payment by the Directors of any unclaimed dividend or other sums payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect of such share.

32.	CAPITALISATION OF PROFITS

32.1	Capitalisation of profits and reserves

32.1.1	The Directors may, with the sanction of an Ordinary Resolution, capitalise any sum standing to the credit of any of the Company’s reserve accounts (including any stated capital account, capital redemption reserve or other undistributable reserve) or any sum standing to the credit of the profit and loss account that is not required for the payment of a preferential dividend.

32.1.2	Such capitalisation shall be effected by appropriating such sum to the Holders of ordinary shares on the Register (including, if the Board determines it is appropriate, the Company in respect of any treasury shares held by it) at the close of business on the date of the resolution (or such other date as may be specified or determined in the resolution) in proportion to their then holdings of ordinary shares and applying such sum on their behalf in paying up in full unissued ordinary shares (or, subject to any special rights previously conferred on any shares or class of shares for the time being issued, unissued shares of any other class) for allotment and distribution credited as fully paid up to and amongst them as bonus shares in the proportion their then holdings of ordinary shares. If any ordinary share is not fully paid up, that share shall only carry the right to receive unissued ordinary shares calculated on the basis of the proportion that the amount paid up on that share bears to the issue price of that share.

32.1.3	The Directors may do all acts and things considered necessary or expedient to give effect to any capitalisation, with full power to the Directors to make such provisions as they think fit for any fractional entitlements which would arise on the basis of this Article 32 (including provisions where fractional entitlements are disregarded or the benefit which accrues to the Company rather than to the members concerned). The Directors may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for any such capitalisation and incidental matters and any and any agreement made under such authority shall be effective and binding on all concerned.

33.	ACCOUNTS

33.1	Accounting records

33.1.1	The Company shall keep accounting records which are sufficient to show and explain the Company’s transactions and are such as to:

(a)	disclose with reasonable accuracy at any time the financial position of the Company at that time; and

(b)	enable the Directors to ensure that any accounts prepared by the Company comply with requirements of Applicable Law.

33.1.2	The Directors shall prepare accounts of the Company made up to such date in each year as the Directors shall from time to time determine in accordance with and subject to Applicable Law.

33.2	No right to inspect records

No member shall have any right to inspect any accounting records or other book or document of the Company except as conferred by the Companies Law, authorised by the Directors or by Ordinary Resolution of the Company.

33.3	Delivery of accounts to Registrar of Companies

The Directors shall deliver to the Registrar of Companies a copy of the accounts of the Company signed on behalf of the Directors together with a copy of the report by the Auditors in accordance with the Companies Law.

33.4	Audit

33.4.1	The accounts relating to the Company’s affairs shall be audited in such manner and with such financial year end as may be determined from time to time by the Directors or, if authorised to do so, the audit committee of the Directors.

33.4.2	The Directors or, if authorised, the audit committee of the Directors, may:

(a)	appoint an auditor of the Company who shall hold office until removed from office by a resolution of the Directors; and

(b)	fix the auditor’s remuneration.

33.4.3	Every auditor of the Company shall have a right of access at all times to the books and accounts of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

34.	NOTICES

34.1	Service of notice

34.1.1	The Company may, subject to Applicable Law and these Articles, send or supply all types of notices, documents or information to members in hard copy, by electronic means and/or by making such notices, documents or information available on a website.

34.1.2	Any notice, document or information (including a share certificate) which is sent or supplied to any member by the Company (i) in hard copy form or (ii) in electronic form but to be delivered other than by electronic means and/or by means of a website, and which is either delivered personally or sent by post in a pre-paid cover and properly addressed, shall be deemed to have been received by the intended recipient at the time of delivery if delivered personally or at the expiration of 24 hours (or, where first-class mail is not employed, 48 hours) after the time when it was posted, and in proving such service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted. Notice may also be served by electronic communication in accordance with the rules of the Designated Stock Exchange or submitted to the SEC through its Electronic Data Gathering, Analysis and Retrieval system or by placing such notice on the Company’s website.

34.1.3	Any notice, document or information which is sent or supplied by the Company:

(a)	by electronic means: shall be deemed to have been received by the intended recipient 24 hours after it was sent, and in proving such receipt it shall be sufficient to show that such notice, document or information was properly addressed (provided that a notice or other document or information sent to the Company by electronic means shall not be treated as received by the Company if it is rejected by computer virus protection arrangements); or

(b)	by means of a website: shall be deemed to have been received when the material was first made available on the website or, if later, when the recipient received (or is deemed to have received) notice of the fact that the material was available on the website.

34.1.4	Any member present at a General Meeting shall for all purposes be deemed to have received due notice of such meeting and where requisite of the purposes for which such meeting was convened.

34.1.5	The accidental failure to send or subsequent late sending of, or the non-receipt by any person entitled to, any notice of or other document (including, without limitation, by electronic means, where applicable) or information relating to any meeting or other proceeding shall not invalidate the relevant meeting or other proceeding.

34.1.6	Notwithstanding any of the provisions of these Articles, any notice, other document or information to be given or provided by the Company to a Director or to a member may be given or provided in any manner agreed in advance by any such Director or member.

34.2	Joint Holders

In the case of joint Holders of a share, all notices, other documents or information shall be given or provided to that one of the joint Holders whose name stands first in the Register in respect of the joint holding and any notice, document or information so given or provided shall be deemed for all purposes given or provided to all the joint Holders.

34.3	Deceased and bankrupt members

A notice may be given or provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a member by sending or delivering it in any manner authorised by these Articles for the giving or providing of a notice or other document or information to a member addressed to them by name or by the title of representatives of the deceased or trustee of the bankrupt or curator of the member or by any like description at the address if any supplied for that purpose by the persons claiming to be so entitled. Until such an address has been supplied a notice, other document or information may be given or provided in any manner in which it might have been given or provided if the death, bankruptcy or incapacity had not occurred. If more than one person would be entitled to receive a notice, other document or information in consequence of the death, bankruptcy or incapacity of a member, a notice, other document or information given or provided to any one of such persons shall be deemed for all purposes given or provided to all such persons.

35.	WINDING UP

35.1	Winding-up

Subject to any particular rights or limitations for the time being attached to any shares as may be specified in these Articles or in any Statement of Rights or upon which such shares may be issued, if the Company is wound up, the assets available for distribution among the members shall be applied first in repaying to the members the amount paid up on their shares, respectively, and if such assets shall be more than sufficient to repay to the members the whole amount paid up on their shares, the balance shall be distributed among the members in proportion to the amount which at the time of the commencement of the winding up had been actually paid up on their shares respectively.

35.2	Distribution of assets in specie

If the Company is wound up, the Company may, with the authority of a Special Resolution and any other authority required by the Companies Law, divide among the members in specie the whole or any part of the assets of the Company and, whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and the liquidator, or, where there is no liquidator, the Directors, may, for such purpose, set such value as they deem fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members and, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as he, or they, with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

36.	INDEMNITY

36.1	In so far as Applicable Law allows, every present or former Director or officer of the Company (or of a subsidiary undertaking) shall be indemnified out of the assets of the Company against any loss or liability incurred by them by reason of being or having been such a Director or officer.

36.2	The Directors may, without sanction of the Company in a General Meeting, authorise the purchase or maintenance by the Company for any Director or officer or former Director or officer of the Company (or of a subsidiary undertaking) of any such insurance as is permitted by Applicable Law in respect of any liability which would otherwise attach to such Director or officer or former Director or officer.

37.	RECORD TIME

37.1	For the purpose of determining members entitled to notice of or to vote at any meeting of members or any adjournment or in order to make a determination of members for any other proper purpose, including, without limitation, for any dividend, distribution, allotment or issue, the Directors may fix a date as the record time for any such determination of members (the “Record Time”).

37.2	The Record Time for any dividend, distribution, allotment or issue may be on or at any time before any date on which such dividend, distribution, allotment or issue is paid or made and on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared. If no Record Time is fixed for any such dividend, distribution, allotment or issue, the date on which the resolution of the Directors is passed relating to it shall be the Record Time.

37.3	If no Record Time is fixed for the determination of members entitled to notice of or to vote at a meeting of members, the date on which notice of the meeting is sent shall be the Record Time for such determination of members. When a determination of members entitled to vote at any meeting has been made in the manner provided in this Article 37, such determination shall apply to any adjournment.

38.	JURISDICTION

Unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action including any action commenced by a member of the Company in its own name or on behalf of the Company, asserting a claim of breach of any fiduciary or other duty owed by any director, officer or other employee of the Company to the Company, (iii) any action asserting a claim arising out of or in connection with any provision of the laws of Jersey or these Articles (in each case, as they may be amended from time to time) or (iv) any action asserting a claim in any way relating to the constitution or conduct of the Company, shall be the courts of Jersey (or, if such courts do not have subject matter jurisdiction thereof, the jurisdiction that does have jurisdiction). Unless the Company selects or consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by Applicable Law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the United States federal securities laws of the United States of America, including, in each case, the Securities Act and the Exchange Act and the applicable rules and regulations promulgated thereunder. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares in the Company shall be deemed to have notice of and consented to the provisions of this Article 38.